                                                                    EXHIBIT 10.2
================================================================================


                               Credit Agreement

                         Dated as of October 29, 1999

                                     among

                        California Pizza Kitchen, Inc.,

                                 The Financial
                          Institutions Party Hereto,

                            Bank of America, N.A.,
                  as Administrative Agent, Swing Line Lender
                                      and
                       Letter of Credit Issuing Lender,

                        Banc of America Securities LLC,
                    as Sole Arranger and Sole Book Manager

               and Bankers Trust Company, as Documentation Agent


                           [LOGO of Bank of America]


================================================================================

                               TABLE OF CONTENTS

Section                                                                                        Page
-------                                                                                        ----
SECTION 1. DEFINITIONS AND ACCOUNTING TERMS                                                       1
      1.01  Defined Terms....................................................................     1
      1.02  Use of Certain Terms.............................................................    24
      1.03  Accounting Terms.................................................................    24
      1.04  Rounding.........................................................................    24
      1.05  Exhibits and Schedules...........................................................    25
      1.06  References to Agreements and Laws................................................    25

SECTION 2. THE COMMITMENTS AND EXTENSIONS OF CREDIT..........................................    25
      2.01  Amount and Terms of Commitments..................................................    25
      2.02  Borrowings, Conversions and Continuations of Loans...............................    26
      2.03  Letters of Credit................................................................    27
      2.04  Swing Line Loans.................................................................    31
      2.05  Prepayments......................................................................    33
      2.06  Reduction or Termination of Revolving Commitments................................    34
      2.07  Principal and Interest...........................................................    34
      2.08  Fees.............................................................................    35
      2.09  Computation of Interest and Fees.................................................    35
      2.10  Making Payments..................................................................    35
      2.11  Funding Sources..................................................................    37
      2.12  Master Subsidiary Guaranty and Collateral........................................    37

SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY............................................    37
      3.01  Taxes............................................................................    37
      3.02  Illegality.......................................................................    38
      3.03  Inability to Determine Rates.....................................................    38
      3.04  Increased Cost and Reduced Return; Capital Adequacy..............................    39
      3.05  Breakfunding Costs...............................................................    39
      3.06  Matters Applicable to all Requests for Compensation..............................    40
      3.07  Survival.........................................................................    41

SECTION 4. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT......................................    41
      4.01  Conditions of Initial Extension of Credit........................................    41
      4.02  Conditions to all Extensions of Credit...........................................    43

SECTION 5. REPRESENTATIONS AND WARRANTIES....................................................    44
      5.01  Existence and Qualification; Power; Compliance with Laws.........................    44
      5.02  Power; Authorization; Enforceable Obligations....................................    44
      5.03  No Legal Bar.....................................................................    45
      5.04  Financial Statements; No Material Adverse Effect.................................    45
      5.05  Litigation.......................................................................    45
      5.06  No Default.......................................................................    45
      5.07  Ownership of Property; Liens.....................................................    46
      5.08  Taxes............................................................................    46

      5.09  Margin Regulations; Investment Company Act; Public Utility Holding Company Act...    46
      5.10  No ERISA Plans...................................................................    46
      5.11  Intangible Assets................................................................    46
      5.12  Compliance With Laws.............................................................    47
      5.13  Environmental Compliance.........................................................    47
      5.14  Insurance........................................................................    47
      5.15  Subsidiaries.....................................................................    47
      5.16  Year 2000........................................................................    47
      5.17  Collateral.......................................................................    48
      5.18  Projections and Operating Budgets................................................    48
      5.19  Disclosure.......................................................................    48

SECTION 6. AFFIRMATIVE COVENANTS.............................................................    48
      6.01  Financial Statements.............................................................    49
      6.02  Certificates, Notices and Other Information......................................    49
      6.03  Payment of Taxes.................................................................    51
      6.04  Preservation of Existence........................................................    51
      6.05  Maintenance of Properties........................................................    51
      6.06  Maintenance of Insurance.........................................................    51
      6.07  Compliance With Laws.............................................................    51
      6.08  Inspection Rights................................................................    52
      6.09  Keeping of Records and Books of Account..........................................    52
      6.10  Compliance With Agreements.......................................................    52
      6.11  Use of Proceeds..................................................................    52
      6.12  Additional Guarantors, Debtors and Collateral....................................    52
      6.13  Further Assurances...............................................................    53

SECTION 7. NEGATIVE COVENANTS................................................................    53
      7.01  Indebtedness.....................................................................    54
      7.02  Liens and Negative Pledges.......................................................    54
      7.03  Fundamental Changes..............................................................    54
      7.04  Dispositions.....................................................................    55
      7.05  Investments......................................................................    55
      7.06  Lease Obligations................................................................    55
      7.07  Restricted Payments..............................................................    56
      7.08  ERISA............................................................................    56
      7.09  Change in Nature of Business.....................................................    56
      7.10  Transactions with Affiliates.....................................................    56
      7.11  Capital Expenditures.............................................................    56
      7.12  Financial Covenants..............................................................    56
      7.13  Change in Auditors...............................................................    57

SECTION 8. EVENTS OF DEFAULT AND REMEDIES....................................................    58
      8.01  Events of Default................................................................    58
      8.02  Remedies Upon Event of Default...................................................    60

SECTION 9. ADMINISTRATIVE AGENT..............................................................    61
      9.01  Appointment and Authorization of Administrative Agent............................    61
      9.02  Delegation of Duties.............................................................    62

      9.03  Liability of Administrative Agent................................................    62
      9.04  Reliance by Administrative Agent.................................................    62
      9.05  Notice of Default................................................................    63
      9.06  Credit Decision; Disclosure of Information by Administrative Agent...............    63
      9.07  Indemnification of Administrative Agent..........................................    64
      9.08  Administrative Agent in Individual Capacity......................................    64
      9.09  Successor Administrative Agent...................................................    64
      9.10  Proportionate Interest in any Collateral.........................................    65
      9.11  Documentation Agent..............................................................    65

SECTION 10. MISCELLANEOUS....................................................................    65
     10.01  Amendments; Consents.............................................................    65
     10.02  Transmission and Effectiveness of Communications and Signatures..................    66
     10.03  Attorney Costs, Expenses and Taxes...............................................    67
     10.04  Binding Effect; Assignment.......................................................    68
     10.05  Set-off..........................................................................    69
     10.06  Sharing of Payments..............................................................    70
     10.07  No Waiver; Cumulative Remedies...................................................    70
     10.08  Usury............................................................................    71
     10.09  Counterparts.....................................................................    71
     10.10  Integration......................................................................    71
     10.11  Nature of Lenders' Obligations...................................................    71
     10.12  Survival of Representations and Warranties.......................................    72
     10.13  Indemnity by Borrower............................................................    72
     10.14  Nonliability of Lenders..........................................................    72
     10.15  No Third Parties Benefited.......................................................    73
     10.16  Severability.....................................................................    73
     10.17  Confidentiality..................................................................    73
     10.18  Further Assurances...............................................................    74
     10.19  Headings.........................................................................    74
     10.20  Time of the Essence..............................................................    74
     10.21  Foreign Lenders and Participants.................................................    74
     10.22  Governing Law....................................................................    75
     10.23  Waiver of Right to Trial by Jury.................................................    76
     10.24  Entire Agreement.................................................................    76

EXHIBITS

               Form of

     A         Request for Extension of Credit
     B         Compliance Certificate
     C-1       Revolving Note
     C-2       Term Note
     D         Notice of Assignment and Acceptance
     E         Master Subsidiary Guaranty
     F         Security Agreement
     G         Pledge Agreement
     H         Joinder Agreement

SCHEDULES

     2.01      Commitments and Pro Rata Shares
     5.05      Material Litigation
     5.11      Trademarks, Patents, Copyrights
     5.15      Subsidiaries
     7.01      Existing Indebtedness, Liens and Negative Pledges
     10.02     Offshore and Domestic Lending Offices, Addresses for Notices

                               CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of October 29, 1999
                             ---------
by and among CALIFORNIA PIZZA KITCHEN, INC., a California corporation ("Borrower"), each lender from time to time party hereto (collectively,
  --------
"Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as
 -------                       ------
Administrative Agent and Issuing Lender and BANKERS TRUST COMPANY, as Documentation Agent.

                                    RECITAL

     Borrower has requested that Lenders and Issuing Lender provide a revolving line of credit and term loans, and Lenders, Issuing Lender and Administrative Agent are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  SECTION 1.
                       DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Administrative Agent" means Bank of America, N.A., in its capacity as
      --------------------
Administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means Administrative Agent's address and,
      -----------------------------
as appropriate, account as set forth on Schedule 10.02, or such other address or
                                        --------------
account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

     "Administrative Agent-Related Persons" means Administrative Agent
      ------------------------------------
(including any successor agent), together with its Affiliates (including, in the case of Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Affiliate" means any Person directly or indirectly controlling, controlled
      ---------
by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 25% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means this Credit Agreement, as amended, restated, extended,
      ---------
supplemented or otherwise modified in writing from time to time.

     "Applicable Amount" means the following amounts per annum, based upon the
      -----------------
Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b); provided, however, that,
                                    ---------------  --------  -------
until Administrative Agent receives the first Compliance Certificate after the Closing Date, such amounts shall be those indicated for Pricing Level 2 set forth below:

                                        Applicable Amount

                                                               Offshore
                                              Revolving         Rate +
                                                              ----------
          Pricing                            Commitment       Letters of      Base Rate
           Level       Leverage Ratio           fee             Credit            +
         --------------------------------------------------------------------------------
             1       *2.00:1 but  **2.50:1      0.375            1.75           0.50
             2       *1.50:1 but  **2.00:1      0.375            1.50           0.25
             3              **1.50:1            0.250            1.25           None

*  Greater than or equal to
** Less than

     The Applicable Amount shall be in effect from the date the most recent Compliance Certificate is received by Administrative Agent to but excluding the date the next Compliance Certificate is received; provided, however, that if
                                                  --------  -------
Borrower fails to timely deliver the next Compliance Certificate, the Applicable Amount from the date such Compliance Certificate was due to but excluding the date such Compliance Certificate is received by Administrative Agent shall be the highest pricing level set forth above, and, thereafter, the pricing level indicated by such Compliance Certificate when received.

     "Applicable Payment Date" means, (a) as to any Offshore Rate Loan, the last
      -----------------------
day of the relevant Interest Period and any date that such Loan is prepaid or converted in whole or in part and the Maturity Date; provided, however, that if
                                                     --------  -------
any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls every three months after the beginning of such Interest Period, and (b) as to any other amount, the last Business Day of each calendar quarter and the Maturity Date; provided, further,
                                                             --------  -------
that interest accruing at the Default Rate shall be payable from time to time upon demand of Administrative Agent.

     "Arranger" means Banc of America Securities LLC, in its capacity as sole
      --------
arranger and sole book manager.

     "Attorney Costs" means and includes all reasonable fees and disbursements
      --------------
of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     "Audited Financial Statements" means the audited consolidated balance sheet
      ----------------------------
of Borrower and its Subsidiaries for the fiscal year ended January 3, 1999, and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

     "Bank of America" means Bank of America, N.A.
      ---------------

     "Base Rate" means a fluctuating rate per annum equal to the higher of (a)
      ---------
the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan which bears interest based on the Base Rate.
      --------------

     "Borrower" has the meaning set forth in the introductory paragraph hereto.
      --------

     "Borrower Party" means Borrower or any Person other than Lenders and any
      --------------
Affiliates of Lenders, Administrative Agent, Issuing Lender and Documentation Agent from time to time party to a Loan Document.

     "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of
      ---------       ------
Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

     "Borrowing Date" means the date that a Loan is made, which shall be a
      --------------
Business Day.

     "Business Day" means any day other than a Saturday, Sunday, or other day on
      ------------
which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

     "Cash Equivalents" means, when used in connection with any Person, that
      ----------------
Person's Investments in:

          (a) Government Securities due within one year after the date of the making of the Investment;

          (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year from the making of the Investment;

          (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

          (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

          (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written
                 --------
     confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

          (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above
                                                                 -      -
     given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within one year after the date of the making of the Investment;

          (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d) above;
                                                               -      -
     provided that (y) the amount of all such Investments issued by the same
     --------
     issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

          (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or
                               -      -
     dealer described in clause (e) hereof, that has and maintains an investment
                                 -
     policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such
                           -           -
     Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.; and

          (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; provided that (i) commercial paper issued by such corporation is given on
     --------
     the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

     "Cash Flow Coverage Ratio" means, as of any date of determination, for
      ------------------------
Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) (i) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date less (ii) capital expenditures made during such period less (iii) cash
          ----                                                   ----
taxes paid during such period to (b) the sum of (i) Consolidated Interest Charges for such period plus (ii) scheduled principal payments of Indebtedness
                        ----
for such period (unless renewable or extendible at the option of the obligor beyond such period).

     "Change in Control" means Richard L. Rosenfield, Rosenfield Children Trust,
      -----------------
Larry S. Flax, Bruckmann, Rosser, Sherrill & Co., L.P., Furman Selz SBIC, L.P., Roy L. Furman, David S. Harris, Eric Gleacher, Robert A. Engel, James Goodwin, Emil Henry, Roger Hoit, H. Conrad Meyer III, David Mills, Charles Phillips, Clayton J. Rohrbach III, Jeffrey Tepper, Gleacher IV, L.P., BancBoston Investments, Inc., Bruce C. Bruckmann, BCB Family Partners, NAZ Family Partners, Nancy A. Zweng, H. Virgil Sherrill, Harold O. Rosser, Paul D. Kaminski, J. Rice Edmonds, and Marilena Tibrea ceasing, as a group, to have beneficial ownership and control of at least 51% of the total voting power of all classes of capital stock of Borrower entitled to vote generally in the election of directors.

     "Closing Date" means the date all the conditions precedent in Section 4.01
      ------------                                                 ------------
are satisfied or waived in accordance with Section 4.01.
                                           ------------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral Documents" means, collectively, the Security Agreement, any
      --------------------
Supplemental Security Agreements, the Pledge Agreement, any Joinder Agreement and any other security agreements, pledge agreements, deeds of trust, mortgages, collateral security agreements, supplements, financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law), filings, recordings, consents and other documents from time to time executed, delivered, filed or recorded in connection with perfecting, effecting, facilitating, consenting to, providing notice of or otherwise evidencing Liens to secure the Obligations, in each case either as originally executed or as from time to time supplemented, modified, amended, extended or supplanted.

     "Commitments" means the Revolving Commitments and the Term Commitments.
      -----------

     "Compliance Certificate" means a certificate substantially in the form of
      ----------------------
Exhibit B, properly completed and signed by a Responsible Officer of Borrower.
---------

     "Consolidated EBIRT" means, for any period, for Borrower and its
      ------------------
Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) lease and rental expense, (d) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income and (e) non-cash charges which will not result in a cash expense, including, without limitation, such charges resulting from compliance with FASB 121, compensation expense relating to variable plan accounting and write-offs of unamortized cost relating the Existing Credit Facility.

     "Consolidated EBITDA" means, for any period, for Borrower and its
      -------------------
Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation and non-cash amortization expense deducted in determining such Consolidated Net Income, and
(e) non-cash charges which will not result in a cash expense, including, without limitation, such charges resulting from compliance with FASB 121, compensation expense relating to variable plan accounting and write-offs of unamortized cost relating the Existing Credit Facility.

     "Consolidated Funded Indebtedness" means, as of any date of determination,
      --------------------------------
for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of Borrower and its Subsidiaries, and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than Borrower or any of its Subsidiaries.

     "Consolidated Interest Charges" means, for any period, for Borrower and its
      -----------------------------
Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent payable by Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "Consolidated Net Income" means, for any period, for Borrower and its
      -----------------------
Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries from continuing operations for that period excluding extraordinary
                                                        ---------
items, gains or losses from Dispositions of assets and non-cash gains.

     "Consolidated Net Worth" means, as of any date of determination, for
      ----------------------
Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of Borrower and its Subsidiaries on that date.

     "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan,
      ------------       --------
the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Conversion" and "Convert" mean, with respect to any Loan, the conversion
      ----------       -------
of such Loan from or into another type of Loan.

     "Debtor" means a Person pledging Collateral under the Security Agreement or
      ------
the Pledge Agreement.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of
      ------------------
America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     "Default" means any event that, with the giving of any notice, the passage
      -------
of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to the Base Rate plus the
      ------------                                                ----
Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum, to
                                                         ----
the fullest extent permitted by applicable Laws; provided, however, that with
                                                 --------  -------
respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum.

     "Designated Deposit Account" means a deposit account maintained by Borrower
      --------------------------
with Bank of America, as from time to time designated by Borrower to Administrative Agent.

     "Disposition" or "Dispose" means the sale, transfer, license or other
      -----------      -------
disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" means lawful money of the United States of America.
      ------       -

     "Documentation Agent" means Bankers Trust Company in its capacity as
      -------------------
documentation agent hereunder.

     "Domestic Subsidiary" means a Subsidiary of Borrower which is incorporated
      -------------------
under the laws of any State of the United States, other than such a Subsidiary which is a Subsidiary of a Foreign Subsidiary (collectively, the "Domestic
                                                                  --------
Subsidiaries").
------------

     "Eligible Assignee" means (a) a financial institution organized under the
      -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender and (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies. No Borrower Party or any Affiliate of a Borrower Party shall be an Eligible Assignee.

     "Environmental Laws" means all Laws relating to environmental, health,
      ------------------
safety and land use matters applicable to any property.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any
      -----
regulations issued pursuant thereto, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "Event of Default" means any of the events specified in Section 8.
      ----------------                                       ---------

     "Existing Credit Facility" means that certain Credit Agreement dated as of
      ------------------------
September 30, 1997, as amended, among Borrower, Union Bank of California, as agent and a syndicate of lenders.

     "Extension of Credit" means (a) a Borrowing, Conversion or Continuation of
      -------------------
Loans or (b) a Letter of Credit Action which has the effect of increasing the amount of a Letter of Credit, extending the maturity of a Letter of Credit or making any material modification to a Letter of Credit or the reimbursement of drawings under a Letter of Credit (collectively, the "Extensions of Credit").
                                                      --------------------

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
                                                                   --------
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

     "Fixed Charge Coverage Ratio" means, as of any date of determination, for
      ---------------------------
Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBIRT for the period of the four prior fiscal quarters ending on such date to (b) the sum of (i) Consolidated Interest Charges for such period plus (ii) lease and rental expense
                                              ----
during such period.

     "Foreign Subsidiary" means a Subsidiary of Borrower which is not a Domestic
      ------------------
Subsidiary (collectively, the "Foreign Subsidiaries").
                               --------------------

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Requisite Lenders shall so request: (a) Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders), and (b) until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent, and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     "Governmental Authority" means (a) any international, foreign, federal,
      ----------------------
state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

     "Government Securities" means readily marketable (a) direct full faith and
      ---------------------
credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

     "Guarantor" means each Person from time to time a guarantor under the
      ---------
Master Subsidiary Guaranty (collectively, the "Guarantors").
                                               ----------

     "Guaranty Obligation" means, as to any Person, any (a) guaranty by that
      -------------------
Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the
                                                     --------  -------
term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "Indebtedness" means as to any Person at a particular time, all items which
      ------------
would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days and excluding deferred taxes), but in any event including, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

          (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

          (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (e) lease payment obligations under capital leases or Synthetic Lease Obligations; and

          (f) all Guaranty Obligations of such Person in respect of any of the foregoing; provided, however, that Indebtedness shall not include redeemable
           --------  -------
preferred stock.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Requisite Lenders.

     "Indemnified Liabilities" has the meaning set forth in Section 10.13.
      -----------------------                               -------------

     "Initial Projections" means those certain projections dated September 23,
      -------------------
1999, as amended by a letter dated October 26, 1999.

     "Interest Period" means, for each Offshore Rate Loan as requested by
      ---------------
Borrower, (a) initially, the period commencing on the date such Offshore Rate Loan is disbursed, Continued as, or Converted into, an Offshore Rate Loan and
(b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, two, three or six months thereafter (or such other period consented to by Lenders); provided that:
                          --------

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (iii) No Interest Period applicable to any Term Loan shall extend beyond the next Principal Payment Date unless, on that Principal Payment Date, the sum of (A) the aggregate principal amount of Term Loans which are Base Rate Loans plus (B) the aggregate principal amount of Term Loans which
                     ----
     are Offshore Rate Loans with an Interest Period ending on that Principal Payment Date is at least equal to the Principal Payment Amount due on that Principal Payment Date; and

          (iv) unless Administrative Agent otherwise consents, there may not be more than six Interest Periods in effect at any time.

     "Interim Financial Statements" means the company-prepared consolidated
      ----------------------------
balance sheet of Borrower and its Subsidiaries for the 39-weeks ended October 3, 1999, and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

     "Investment" means, as to any Person, any acquisition or any investment by
      ----------
such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IRS" means the Internal Revenue Service.
      ---

     "Issuing Lender" means Bank of America, or any successor issuing lender
      --------------
hereunder.

     "Joinder Agreement" means a Joinder Agreement substantially in the form of
      -----------------
Exhibit H, either as originally executed or as it may from time to time be
---------
supplemented, modified, amended, extended or supplanted.

     "Laws" or "Law" means all international, foreign, federal, state and local
      ----      ---
statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "Lender" means each lender from time to time party hereto and, as the
      ------
context requires, Issuing Lender and Swing Line Lender.

     "Lending Office" means, as to any Lender, the office or offices of such
      --------------
Lender described as such on Schedule 10.02, or such other office or offices as
                            --------------
such Lender may from time to time notify Administrative Agent.

     "Letter of Credit" means any standby letter of credit issued or outstanding
      ----------------
hereunder.

     "Letter of Credit Action" means the issuance, supplement, amendment,
      -----------------------
renewal, extension, modification or other action relating to a Letter of Credit hereunder.

     "Letter of Credit Application" means an application for a Letter of Credit
      ----------------------------
Action as from time to time in use by Issuing Lender.

     "Letter of Credit Cash Collateral Account" means a blocked deposit account
      ----------------------------------------
at Bank of America with respect to which Borrower hereby grants a security interest in such account to Bank of America as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Bank of America or Administrative Agent may reasonably request to further assure and confirm such security interest.

     "Letter of Credit Sublimit" means an amount equal to the lesser of the
      -------------------------
combined Revolving Commitments and $2,000,000. The Letter of Credit Sublimit is part of the Revolving Commitments and is not in addition to the Revolving Commitments or the Term Commitments.

     "Letter of Credit Usage" means, as at any date of determination, the
      ----------------------
aggregate undrawn face amount of outstanding Letters of Credit plus the
                                                               ----
aggregate amount of all drawings under the Letters of Credit not reimbursed to Issuing Lender by Borrower or converted into Loans.

     "Leverage Ratio" means, as of any date of determination, for Borrower and
      --------------
its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on that date.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     "Loan" means any advance made by any Lender to Borrower as provided in
      ----
Section 2 (collectively, the "Loans").
---------                     -----

     "Loan Documents" means this Agreement, the Master Subsidiary Guaranty, the
      --------------
Collateral Documents, any Letter of Credit Application, any Request for Extension of Credit and any Note, certificate, any fee letter, and other instrument, document or agreement from time to time delivered in connection with this Agreement.

     "Master Subsidiary Guaranty" means the Master Subsidiary Guaranty
      --------------------------
substantially in the form of Exhibit E hereto, either as originally executed or
                             ---------
as it may from time to time be supplemented, modified, amended, extended or supplanted.

     "Material Adverse Effect" means any set of circumstances or events which
      -----------------------
(a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Principal Loan Document or the perfection or priority of any Lien on any material Collateral under any Collateral Document, (b) is or would reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of Borrower and its Subsidiaries, taken as a whole, or (c) materially impairs or would reasonably be expected to materially impair the ability of any Borrower Party to perform a material portion of the Obligations, in each case as reasonably determined by Requisite Lenders.

     "Maturity Date" means October 31, 2004, as such date may be earlier
      -------------
terminated or extended in accordance with the terms hereof.

     "Minimum Amount" means, with respect to each of the following actions, the
      --------------
minimum amount and any multiples in excess thereof set forth opposite such action:

                                                                    Multiples in
                                                       Minimum         excess
                Type of Action                        Amount/1/      thereof/1/
--------------------------------------------------------------------------------
Borrowing or prepayment of, or Conversion            $  500,000         $100,000
into, Base Rate Loans
Borrowing, prepayment or Continuation of, or         $  500,000         $100,000
Conversion into, Offshore Rate Loans
Borrowing or prepayment of Swing Line Loans          $  100,000           None
Letter of Credit Action                              $   25,000           None
Reduction in Commitments                             $1,000,000         $500,000
Assignments                                          $5,000,000           None

     "Negative Pledge" means a Contractual Obligation that restricts Liens on a
      ---------------
material portion of property.

     "Net Cash Proceeds" means the gross proceeds received by Borrower and its
      -----------------
Subsidiaries from any applicable transaction in Cash, net of brokerage commissions, legal expenses and other transactional costs payable by Borrower and its Subsidiaries in connection therewith and net of an amount determined in good faith by Borrower to be the estimated amount of income, sales and uses taxes payable by Borrower attributable to such transaction.

     "Note" means a Revolving Note or a Term Note (collectively, the "Notes").
      ----                                                            -----

     "Notice of Assignment and Acceptance" means a Notice of Assignment and
      -----------------------------------
Acceptance substantially in the form of Exhibit D.
                                        ---------

     "Obligations" means all advances to, and debts, liabilities, obligations,
      -----------
covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Affiliate of any Borrower Party.

     ________________

     /1/ Or such lesser amount as may be required to facilitate the payment of the Principal Payment Amount payable on any Principal Payment Date.

     "Offshore Base Rate" has the meaning set forth in the definition of
      ------------------
Offshore Rate.

     "Offshore Rate" means for any Interest Period with respect to any Offshore
      -------------
Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

          Offshore Rate  =             Offshore Base Rate
                            -----------------------------------------
                              1.00 - Eurodollar Reserve Percentage

          Where,

          "Offshore Base Rate" means, for such Interest Period:
           ------------------

          (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded up to the nearest 1/100% of 1%) at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest
           -----------------------------
     Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Offshore Rate Loan" means a Loan bearing interest based on the Offshore
      ------------------
Rate.

     "Ordinary Course Dispositions" means:
      ----------------------------

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) Dispositions of cash, cash equivalents, inventory and other property in the ordinary course of business;

          (c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or its Subsidiary determine in good faith that the failure to replace such property will not be detrimental to the business of Borrower or such Subsidiary provided, further, that no such Disposition shall be for less
               ---------  -------
     than the fair market value of the property being disposed of; and

          (d) Dispositions of assets or property by any Subsidiary of Borrower to Borrower or another wholly-owned Subsidiary of Borrower; provided,
                                                                 --------
     however, that if any asset so Disposed of is subject to a Lien under the
     -------
     Collateral Documents, such asset shall remain subject to such Lien, and if the transferor Subsidiary is a Guarantor or had its equity interests pledged under the Pledge Agreement, the transferee Subsidiary shall also be a Guarantor or have its equity interests pledged under the Pledge Agreement, and in each such case Borrower shall promptly notify Administrative Agent of such Disposition;

          (e) the grant of licenses to use Trademark Collateral and Trade Secret Collateral (as defined in the Security Agreement) in the ordinary course of business.

     "Ordinary Course Indebtedness" means:
      ----------------------------

          (a) Indebtedness under the Loan Documents;

          (b) intercompany Guaranty Obligations of Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Subsidiary of Borrower;

          (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; and

          (d) Ordinary Course Swap Obligations.

     "Ordinary Course Investments" means Investments consisting of:
      ---------------------------

          (a) cash and Cash Equivalents;

          (b) advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

          (c) other advances to officers, directors and employees of Borrower and its Subsidiaries not exceeding $500,000 in the aggregate outstanding at any time;

          (d) Investments of Borrower in any of its Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or another Subsidiary of Borrower;

          (e) extensions of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

          (f) Guaranty Obligations permitted by Section 7.01;
                                                ------------

     provided, however, that for purposes of this definition, Subsidiaries shall
     --------  -------
     not include CPK Beverage, Inc., CPK I, Limited Partnership or CPK Water Tower Limited Partnership.

     "Ordinary Course Liens" means:
      ---------------------

          (a) Liens pursuant to any Loan Document;

          (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person; and

          (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings provided that such Lien is junior to the Lien of the Collateral Documents, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles).

     "Ordinary Course Swap Obligations" means all obligations (contingent or
      --------------------------------
otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that each of the following criteria is satisfied: (a) such
          --------
obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and
(b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default referred to in Section 8.01(f)(ii)).
                                   -------------------

     "Organization Documents" means, (a) with respect to any corporation, the
      ----------------------
certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

     "Outstanding Obligations" means the Outstanding Revolving Obligations and
      -----------------------
the Outstanding Term Obligations.

     "Outstanding Revolving Obligations" means, as of any date, and giving
      ---------------------------------
effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans, and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender (excluding, in the case of the Swing Line Lender, its Swing Line Loans except to the extent provided in clause (iii) below), (ii) such Lender's ratable risk participation in all Letter of Credit Usage, and (iii) such Lender's ratable risk participation in all outstanding Swing Line Loans.

     "Outstanding Term Obligations" means, as of any date, and giving effect to
      ----------------------------
making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the aggregate outstanding principal amount of all Term Loans, and (b) when reference is made to one Lender the aggregate outstanding principal amount of all Term Loans made by such Lender.

     "Person" means any individual, trustee, corporation, general partnership,
      ------
limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

     "Pledge Agreement" means the pledge agreement substantially in the form of
      ----------------
Exhibit G, either as originally executed or as it may from time to time be
---------
supplemented, modified, amended, extended or supplanted.

     "Pledged Collateral" means all certificates or instruments representing or
      ------------------
evidencing the Collateral pledged or to be pledged under the Pledge Agreement.

     "Principal Loan Documents" means this Agreement, the Master Subsidiary
      ------------------------
Guaranty, the Security Agreement, the Pledge Agreement, any Supplemental Security Agreements, any Note and any other principal agreement delivered from time to time in connection with this Agreement.

     "Principal Payment Amount" means, with respect to any Principal Payment
      ------------------------
Date, the amount set forth below opposite that Principal Payment Date:

                                             Principal                              Principal
     Principal Payment                        Payment     Principal Payment          Payment
           Date                               Amount            Date                 Amount
     ----------------------------------------------------------------------------------------------------
     September 30, 2000                     $  750,000    March 31, 2002            $1,250,000
     December 31, 2000                      $  750,000    June 30, 2002             $1,250,000
     Total for year                         $1,500,000    September 30, 2002        $1,250,000
                                                          December 31, 2002         $1,250,000
                                                          Total for year            $5,000,000

     March 31, 2001                         $  750,000    March 31, 2003            $1,500,000
     June 30, 2001                          $  750,000    June 30, 2003             $1,500,000
     September 30, 2001                     $  750,000    September 30, 2003        $1,500,000
     December 31, 2001                      $  750,000    December 31, 2003         $1,500,000
     Total for year                         $3,000,000    Total for year            $6,000,000

                                                          March 31, 2004            $3,167,000
                                                          June 30, 2004             $3,167,000
                                                          September 30, 2004        $3,166,000
                                                          Maturity Date             Remaining

     "Principal Payment Date" means each of the dates set forth under "Principal
      ----------------------
Payment Date" in the definition of "Principal Payment Amount."

     "Pro Rata Share" means, with respect to each Lender, the percentage of the
      --------------
combined Commitments set forth opposite the name of that Lender on Schedule
                                                                   --------
2.01.
----

     "Request for Extension of Credit" means a written request substantially in
      -------------------------------
the form of Exhibit A duly completed and signed by a Responsible Officer of
            ---------
Borrower and delivered by Requisite Notice. In the case of a Letter of Credit Action, the Letter of Credit Application shall be deemed to be the Request for Extension of Credit.

     "Requisite Lenders" means, as of any date of determination:  (a) if the
      -----------------
Commitments are then in effect, at least two Lenders (excluding any Lenders not funding when required to do so hereunder) having in the aggregate more than 66-2/3% of the combined Commitments then in effect and (b) if the Commitments have then been terminated and there are Outstanding Obligations, at least two Lenders holding Obligations aggregating more than 66-2/3% of such Outstanding Obligations.

     "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable
      ----------------
written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 10.02 or as otherwise designated by such
                              --------------
recipient by Requisite Notice to Administrative Agent, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein and may be delivered as provided in Section 10.02. Any notice sent by other than hardcopy shall be promptly
   -------------
confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

     "Requisite Time" means, with respect to any of the actions listed below,
      --------------
not later than the time and date set forth below opposite such action (all times are California time):

                      Type of Action                          Time          Date of Action
     ---------------------------------------------------------------------------------------------------
     Delivery of Request for Extension of Credit
     for, or notice for:
     .   Borrowing or prepayment of, or Conversion          8:30 a.m.  Same date as such Borrowing,
         into, Base Rate Loans                                         prepayment or Conversion

     .   Borrowing, prepayment or Continuation of, or      10:00 a.m.  3 Business Days prior to such
         Conversion into, Offshore Rate Loans                          Borrowing, prepayment,
                                                                       Continuation, or Conversion

     .   Borrowing or prepayment of Swing Line Loans        1:00 p.m.  Same date as such Borrowing or
                                                                       prepayment

     .   Letter of Credit Action                           10:00 a.m.  2 Business Days prior to such
                                                                       action (or such lesser time which
                                                                       is acceptable to Issuing Lender)

     .   Voluntary reduction in or termination of          10:00 a.m.  2 Business Days prior to such
         Commitments                                                   reduction or termination

     Payments by Lenders or Borrower to                    11:00 a.m.  On date payment is due
     Administrative Agent

     "Responsible Officer" means the president, chief financial officer or
      -------------------
controller of a Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

     "Restricted Payment" means:
      ------------------

          (a) the declaration or payment of any dividend or distribution by Borrower or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Borrower or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of Borrower or any of its Subsidiaries or payable by a Subsidiary to Borrower or another wholly-owned Subsidiary of Borrower);

          (b) the purchase, redemption or retirement by Borrower or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;

          (c) any other payment or distribution by Borrower or any of its Subsidiaries in respect of its capital stock, either directly or indirectly;

          (d) any Investment other than an Investment otherwise permitted under any Loan Document; and

          (e) the payment or prepayments of any principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Indebtedness (including the payment of cash in connection with such a conversion thereof), or the purchase or redemption of (or offer to purchase or redeem) any Indebtedness, or the deposit of any monies, securities or other property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Indebtedness will be paid when due or any other provision for the defeasance of any Indebtedness.

     "Revolving Commitment" means, as to any Lender, the amount set forth
      --------------------
opposite such Lender's name on Schedule 2.01 hereto under the heading Revolving
                               -------------
Commitments, as such amount may be reduced from time to time in accordance with this Agreement (collectively, the "combined Revolving Commitments").
                                   ------------------------------

     "Revolving Loan" has the meaning specified in Section 2.01(a).
      --------------                               ---------------

     "Revolving Note" means a promissory note made by Borrower in favor of a
      --------------
Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit C-1 (collectively, the "Revolving Notes").
   -----------                     ---------------

     "Security Agreement" means the security agreement substantially in the form
      ------------------
of Exhibit F, either as originally executed or as it may from time to time be
   ---------
supplemented, modified, amended, extended or supplanted.

     "Shareholders' Equity" means, as of any date of determination for Borrower
      --------------------
and its Subsidiaries on a consolidated basis, shareholders' equity, including redeemable preferred stock, as of that date determined in accordance with GAAP.

     "Subsidiary" means a corporation, partnership, joint venture, limited
      ----------
liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

     "Supplemental Security Agreement" means a duly executed, delivered and
      -------------------------------
completed Supplemental Security Agreements (Trademarks) substantially in the form of Exhibit A to the Security Agreement.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps,
      -------------
forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master
                                                                    ------
Agreement"), including any such obligations or liabilities under any Master
---------
Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap
      ----------------------
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

     "Swing Line" means the revolving line of credit established by Swing Line
      ----------
Lender in favor of Borrower pursuant to Section 2.04.
                                        ------------

     "Swing Line Lender" means Bank of America, or any successor swing line
      -----------------
Lender hereunder.

     "Swing Line Loan" means a loan which bears interest at a rate per annum
      ---------------
equal to interest payable on a Base Rate Loan (plus the Applicable Amount, if any) and made by Swing Line Lender to Borrower under the Swing Line.

     "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000
      -------------------
and (b) the combined Revolving Commitments. The Swing Line Sublimit is part of the Revolving Commitments and is not in addition to the Revolving Commitments or the Term Commitments.

     "Synthetic Lease Obligations" means all monetary obligations of a Person
      ---------------------------
under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

     "Term Commitment" means, as to any Lender, the amount set forth opposite
      ---------------
such Lender's name on Schedule 2.01 hereto under the heading Term Commitments,
                      -------------
as such amount may be reduced from time to time in accordance with this Agreement (collectively, the "combined Commitments").
                              --------------------

     "Term Loan" has the meaning specified in Section 2.01(b).
      ---------                               ---------------

     "Term Note" means a promissory note made by Borrower in favor of a Lender
      ---------
evidencing Term Loans made by such Lender, substantially in the form of Exhibit
                                                                        -------
C-2 (collectively, the "Term Notes").
---                     ----------

     "to the best knowledge of" means, when modifying a representation, warranty
      ------------------------
or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by a Responsible Officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer of such Person).

     "type" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate Loan or (c)
      ----
a Swing Line Loan.

     1.02 Use of Certain Terms.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

     (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

     (c)  The words "herein" and "hereunder" and words of similar import when
                     ------       ---------
used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "including" is by way of example
                                                ---------
and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

     (d)  The term "or" is disjunctive; the term "and" is conjunctive.  The term
                    --                            ---
"shall" is mandatory; the term "may" is permissive.  Masculine terms also apply
 -----                          ---
to females; feminine terms also apply to males.

     1.03 Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
                      ------

     1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.05 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.06 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                  SECTION 2.
                   THE COMMITMENTS AND EXTENSIONS OF CREDIT

     2.01 Amount and Terms of Commitments.

     (a) The Revolving Commitments. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees until the Maturity Date to
(i) make, Convert and Continue revolving loans (each such loan, a "Revolving
                                                                   ---------
Loan") as Borrower may from time to time request; and (ii) purchase risk
----
participations in outstanding Letter of Credit Usage and Swing Line Loans; provided, however, that the Outstanding Revolving Obligations of each Lender
--------  -------
shall not exceed such Lender's Revolving Commitment, and the Outstanding Revolving Obligations of all Lenders shall not exceed the combined Revolving Commitments at any time. Subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Revolving Loans as set forth herein without premium or penalty.

     (b) The Term Commitments. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make a single term loan (each such loan, a "Term Loan") on the Closing Date and thereafter Convert and
              ---------
Continue such Term Loan as Term Loans hereunder as Borrower may from time to time request; provided, however, that the aggregate principal amount of each
              --------  -------
Lender's Term Loans shall not exceed such Lender's Term Commitment, and the aggregate principal amount of all Lenders' Term Loans shall not exceed the combined Term Commitments at any time. The Term Commitments are not revolving, and except as provided in Section 2.05, Term Loans which are repaid or prepaid
                          ------------
may not be reborrowed.

     (c) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Revolving Loans may be evidenced by one or more Revolving Notes, and such Lender's Term Loans may be evidenced by one or more Term Notes, instead of or in addition to loan accounts. Each such Lender may attach schedules to its Notes and endorse on its Revolving Note the date, amount and maturity of its Revolving Loans and payments with respect thereto and endorse on its Term Note the date, amount and maturity of its Term Loans and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

     2.02 Borrowings, Conversions and Continuations of Loans.

     (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

     (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, in the case of the initial
                                   ------------
Extension of Credit hereunder, Section 4.01), all funds so received shall be
                               ------------
made available to Borrower in like funds received. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Loan other than a Base Rate Loan upon determination of same.

     (c) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, Converted into or Continued as Offshore Rate Loans if so determined by Requisite Lenders, and Requisite Lenders may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans. Such Conversion shall be effective upon notice to Borrower and shall continue so long as such Default or Event of Default continues to exist.

     (d) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

     (e) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

     2.03 Letters of Credit.

     (a) The Letter of Credit Sublimit. Subject to the terms and conditions set forth in this Agreement, until the Maturity Date, Issuing Lender shall take such Letter of Credit Actions under the Revolving Commitments as Borrower may from time to time request; provided, however, that (i) the aggregate outstanding
                      --------  -------
Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time and (ii) the Outstanding Obligations of each Lender shall not exceed such Lender's Revolving Commitment and the Outstanding Obligations of all Lenders shall not exceed the combined Revolving Commitments at any time. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender. Unless consented to by the Issuing Lender and the Requisite Lenders, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire after the Maturity
--------  -------
Date. If any Letter of Credit Usage remains outstanding after the Maturity Date, Borrower shall deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account not later than the Maturity Date.

     (b) Requesting Letter of Credit Actions. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder or Issuing Lender notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender, Issuing Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.02
                                                                   ------------
with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Lender in an amount equal to that Lender's Pro Rata Share thereof.

     (c) Reimbursement of Payments Under Letters of Credit. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in
         --------  -------
Section 4.02 can be satisfied, Borrower may request a Borrowing of Loans to
------------
reimburse Issuing Lender for such payment pursuant to Section 2.02, or, failing
                                                      ------------
to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (e) below.

     (d) Funding by Lenders When Issuing Lender Not Reimbursed. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's

Office not later than the Requisite Time therefor on the Business Day specified by Administrative Agent. Administrative Agent shall remit the funds so received to Issuing Lender. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

     (e) Nature of Lenders' Funding.  If the conditions precedent set forth in
Section 4.02 can be satisfied (except for the giving of a Request for Extension
------------
of Credit) on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) deemed requested by Borrower. If the conditions precedent set forth in Section 4.02 cannot be
                                                    ------------
satisfied on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a funding by each Lender of its risk participation in such Letter of Credit, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Such funds shall be payable by Borrower upon demand of Administrative Agent and shall bear interest at the Default Rate payable on demand.

     (f) Special Provisions Relating to Evergreen Letters of Credit. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Lender has the right not to permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. If the conditions set forth in Section 4.02 could be satisfied within
                                        ------------
such notice period, an evergreen Letter of Credit shall be permitted to automatically extend or renew in accordance with its terms for the period(s) specified therein (but not to a date later than the Maturity Date). If the conditions set forth in Section 4.02 could not be satisfied within such notice
                        ------------
period, Administrative Agent shall notify Borrower, Issuing Lender and each Lender of such fact. Unless Requisite Lenders (with the consent of Issuing Lender given in its sole and absolute discretion) decide to allow such Letter of Credit to nonetheless automatically extend or renew, Issuing Lender shall notify the beneficiary of such non-extension or nonrenewal.

     (g) Obligations Absolute. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing or limiting Borrower's rights to pursue such rights and remedies as it may have against Issuing Lender, Administrative Agent or any Lender or beneficiaries of a Letter of Credit, Borrower's obligation shall not be affected by any of the following circumstances:

         (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) any amendment or waiver of or any consent to departure by Borrower from the Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

          (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

          (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

          (v) payment by Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

          (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

          (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

          (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

          (ix) any failure or delay in notice of shipments or arrival of any property;

          (x) any error in the transmission of any message relating to a Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

          (xi) any error, neglect or default of any correspondent of Issuing Lender in connection with a Letter of Credit;

          (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

          (xiii) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with a Letter of Credit; and

          (xiv) where Issuing Lender has acted in good faith under any other circumstances whatsoever.

     In addition, Issuing Lender shall deliver the form of any proposed Letter of Credit or amendment thereto to Borrower prior to issuing the same to any beneficiary. Upon Borrower affirmatively notifying Issuing Lender that the same is acceptable, Issuing Bank shall thereupon issue it to the beneficiary thereof. After giving any such notice of acceptance, Borrower shall be conclusively deemed to have waived any claim of noncompliance with Borrower's instructions or other irregularity in the Letter of Credit against Issuing Lender and its correspondents with respect to such Letter of Credit or amendment.

     (h) Role of Issuing Lender. Each Lender and Borrower Party agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall
           --------  -------
not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (i) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and Borrower when a Letter of Credit is issued, performance under Letters of

Credit by the Issuing Lender, its correspondents, and beneficiaries will be governed by the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC").
      ---

     (j) Letter of Credit Fee. On each Applicable Payment Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee in an amount equal to the indicated Applicable Amount for Letters of Credit times the actual daily
                                                      -----
maximum amount available to be drawn under each Letter of Credit since the later of the Closing Date and the previous Applicable Payment Date. If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The minimum fee for any single Letter of Credit shall be $150 per annum.

     (k) Fronting Fee and Documentary and Processing Charges Payable to Issuing Lender. On each Applicable Payment Date, Borrower shall pay to Administrative Agent for the sole account of Issuing Lender a fronting fee in an amount equal to 1/4 of 1% per annum on the actual daily maximum amount available to be drawn under each Letter of Credit since the later of the Closing Date and the previous Applicable Payment Date. In addition, Borrower shall pay directly to Issuing Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

     2.04 Swing Line Loans.

     (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Lender agrees to make Swing Line Loans until the Maturity Date in such amounts as Borrower may from time to time request; provided, however, that (i)
                                                   --------  -------
the aggregate principal amount of all Swing Line Loans shall not exceed the Swing Line Sublimit at any time, and (ii) the Outstanding Revolving Obligations of each Lender shall not exceed such Lender's Revolving Commitment and the Outstanding Revolving Obligations of all Lenders shall not exceed the combined Revolving Commitments at any time. Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon Requisite Notice to Borrower. Without the consent of all Requisite Lenders and Swing Line Lender, no Swing Line Loan shall be made during the continuation of a Default or Event of Default. Borrower may borrow, repay and reborrow under this Section; provided, however, that Swing Line Lender may terminate or suspend its
--------  -------
commitment to make new Swing Line Loans at any time in its sole discretion upon at least 24 hours Requisite Notice to Borrower.

     (b) Unless notified to the contrary by Swing Line Lender, Borrower may request Swing Line Loans in the Minimum Amount therefor upon Requisite Notice made to Swing Line Lender not later than the Requisite Time therefor. Each such request for a Swing Line Loan shall constitute a representation and warranty by Borrower that the conditions set forth in Sections 4.02(a) and (b) are
                                          ----------------     ---
satisfied.  Promptly after receipt of such request, Swing Line Lender shall obtain telephonic verification from the Administrative Agent that there is availability for such Swing Line Loan under the Revolving Commitments. Upon receiving such verification, Swing Line Lender shall make such Swing Line Loan available to Borrower. Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Swing Line Lender a risk participation therein in an amount equal to that Lender's Pro Rata Share times the amount of such
                                                   -----
Swing Line Loan.

     (c) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the rate of interest payable on Base Rate Loans (plus the Applicable Amount, if any) upon demand of Swing Line Lender and on the Maturity Date. Swing Line Lender shall be responsible for invoicing Borrower (or notifying Administrative Agent to so invoice Borrower) for such interest. The interest payable on Swing Line Loans is solely for the account of Swing Line Lender.

     (d) Borrower shall repay each Swing Line Loan on the earliest of (i) the fifth Business Day after it is made and (ii) the Maturity Date. Borrower shall repay the principal amount of each Swing Line Loan by payment directly to Swing Line Lender or by debit at a demand deposit account at the Swing Line Lender not later than the Requisite Time for payments hereunder. If the conditions precedent set forth in Section 4.02 can be satisfied, Borrower may request a
                       ------------
Borrowing of Loans to repay Swing Line Lender pursuant to Section 2.02, or,
                                                          ------------
failing to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (e) below.

     (e) If Borrower fails to timely make any principal of or interest payment on Swing Line Loans, Swing Line Lender shall notify the Administrative Agent of such fact and the unpaid amount. The Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time for payments hereunder on the following Business Day. The obligation of each Lender to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment shall not relieve or otherwise impair the obligation of Borrower to repay Swing Line Lender for any amount of Swing Line Loans, together with interest as provided herein.

     (f) If the conditions precedent set forth in Section 4.02 can be satisfied
                                                  ------------
(except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to make, but fails to make, a repayment of Swing Line Loans, the funding by the Lenders pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in Section 4.02 cannot be satisfied on the date Borrower is obligated to
         ------------
make, but fails to make, such payment, the funding by the Lenders pursuant to subsection (d) above shall be deemed to be a funding by each Lender of its participation in such Swing Line Loans, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of Swing Line Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim.

     2.05 Prepayments.

     (a) Optional Prepayments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may from time to time voluntarily prepay Loans in part in the Minimum Amount therefor or in full without premium or penalty. All voluntary prepayments of Term Loans shall be applied ratably against all remaining Principal Payment Amounts and except as aforesaid shall be subject to subsection (g) below.

     (b) Mandatory Prepayments of Term Loans from Proceeds of Dispositions. Upon the receipt of any Net Cash Proceeds of any Disposition (other than Ordinary Course Dispositions) by Borrower or any Subsidiary in excess of $1,000,000 in the aggregate in any calendar year, Borrower shall promptly prepay outstanding Term Loans in an amount equal to 100% of such Net Cash Proceeds (excluding the first $1,000,000). Such prepayments shall be subject to subsections (f) and (g) below.

     (c) Mandatory Prepayments of Term Loans from Proceeds of Insurance. Upon the receipt of any insurance proceeds by Borrower or any Subsidiary in excess of $2,000,000 in the aggregate in any calendar year, Borrower shall promptly prepay outstanding Term Loans in an amount equal to 100% of such proceeds (excluding the first $2,000,000). Such prepayments shall be subject to subsections (f) and
(g) below.

     (d) Mandatory Prepayments of Term Loans from Proceeds of Additional Equity. Until the Term Loans are paid in full, upon the receipt Borrower or any Subsidiary of any Net Cash Proceeds of any additional equity issued by Borrower after the Closing Date (other than Net Cash Proceeds up to $500,000 in any fiscal year from the exercise of stock options by employees, directors and consultants of Borrower and its Subsidiaries), Borrower shall prepay the Term Loans in an amount equal to 100% of the Net Cash Proceeds thereof. Such prepayments shall be subject to subsection (g) below.

     (e) Outstandings in Excess of Commitments. If for any reason the Outstanding Revolving Obligations exceed the combined Revolving Commitments or the Outstanding Term Obligations exceed the combined Term Commitments, in each case as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess. Such prepayments shall be subject to subsection (g) below.

     (f) Reinvestment of Certain Term Loan Prepayments. So long as no Default or Event of Default shall have occurred and be continuing, Borrower may, within 120 days after any prepayment pursuant to subsection (b) or (c) above, deliver to Administrative Agent (who shall promptly deliver the same to each Lender) a good faith plan for reinvesting such prepaid amounts in capital expenditures and Investments otherwise permitted hereunder. Such plans shall specify the amounts, timing and purposes of such expenditures in reasonable detail and include a schedule for the reborrowings of Term Loans contemplated by such plan. Upon satisfaction of the applicable conditions set forth in Section 4.02 at each
                                                       ------------
borrowing, Borrower may thereafter reborrow Term Loans in the amounts, at the times and for the purposes specified in such plans; provided, however, that the
                                                    --------  -------
aggregate principal amount so reborrowed shall not exceed the aggregate principal amount of all Term Loan prepayments under such subsections to such date. Borrower may from time to time revise in good faith any plan theretofore delivered under this subsection.

     (g) Provisions Applicable to all Prepayments. Administrative Agent will promptly notify each Lender of any prepayment hereunder and such Lender's Pro Rata Share thereof. Any prepayment of Offshore Rate Loans shall be accompanied by all accrued interest thereon, together with the costs set forth in Section
                                                                      -------
3.05.  All mandatory prepayments of Term Loans shall be applied against
----
remaining Principal Payment Amounts in inverse order of Principal Payment Dates. Upon any reborrowing of Term Loans permitted by subsection (f) above, the Principal Payment Amounts previously deemed prepaid shall be reinstated in scheduled order of Principal Payment Dates to the extent of such reborrowings.

     2.06 Reduction or Termination of Revolving Commitments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may from time to time, without premium or penalty, permanently and irrevocably reduce the Revolving Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Revolving Obligations at such time or terminate the Revolving Commitments. Any such reduction or termination of the Revolving Commitment shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Revolving Commitments. Each Lender's Commitment(s) shall be reduced by an amount equal to such Lender's Pro Rata Share thereof times the amount of such reduction.
              -----

     2.07 Principal and Interest.

     (a) Revolving Loans. If not sooner paid, Borrower agrees to pay the outstanding principal amount of each Revolving Loan on the Maturity Date.

     (b) The Term Loans. Borrower agrees to repay the Term Loans in installments on each Principal Payment Date in an aggregate principal amount equal to the applicable Principal Payment Amount due on such Principal Payment Date. The remaining aggregate principal amount of all Term Loans shall be repaid in full on the Maturity Date.

     (c) Interest. Subject to subsection (d) below, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the
                                                                   ----
extent applicable in each case, the Applicable Amount.

     (d) Default Rate. If any amount payable by any Borrower Party under any Loan Document is not paid when due (after giving effect to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

     2.08 Fees.

     (a) Revolving Commitment Fee. Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a Commitment fee equal to the Applicable Amount times the actual daily amount by
                                              -----
which the combined Revolving Commitments exceed the Outstanding Revolving Obligations (excluding Swing Line Loans). The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The commitment fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.
   ---------

     (b) Agency Fees. Borrower shall pay to Administrative Agent an agency fee in such amounts and at such times as set forth in a separate letter agreement between Borrower and Administrative Agent. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its own account and is nonrefundable.

     2.09 Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided
                                                                        --------
that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     2.10 Making Payments.

     (a) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

     (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 10.02.
                         --------------

     (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

     (d) Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

          (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

          (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent in an amount not exceeding any such amount made available to Borrower. Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (e) If Administrative Agent or any Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payments made by Borrower, each Lender shall, on demand of Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the daily Federal Funds Rate.

     2.11 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.12 Master Subsidiary Guaranty and Collateral. The Obligations shall be guarantied under the Master Subsidiary Guaranty and secured by the Collateral pursuant to the Collateral Documents.

                                  SECTION 3.
                    TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

     (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of
                                                   ---------
Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender (or its lending office), as the case may be, is organized (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws
                            -----
to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
                -----------

     (c) If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to

Administrative Agent or any Lender, Borrower shall also pay to such Lender or Administrative Agent (for the account of such Lender), at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) the Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

     (d) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (provided that Administrative Agent or such Lender shall have notified Borrower
 --------
as soon as practicable after having made any such payment).

     3.02 Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by Lender to Borrower through Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of that Lender, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

     3.03 Inability to Determine Rates. If, in connection with any Request for Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of all Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy.

     (a)  If any Lender determines that any Laws:

          (i) subject such Lender to any Tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans;

          (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitments); or

          (iii) shall impose on such Lender or on the offshore Dollar interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If after the date hereof, any Lender determines that any change in or the interpretation of any Laws of general application relating to capital adequacy requirements have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction. Borrower shall not have any obligation under this Section 3.04(b) to the extent any reduction in the rate of return on capital of a Lender or any increased requirements regarding capital adequacy applicable to such Lender are directly or indirectly attributable to any willful misconduct of such Lender or any alleged unsafe, unsound or illegal practice engaged in by such Lender.

     3.05 Breakfunding Costs. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     3.06 Matters Applicable to all Requests for Compensation.

     (a) Any Lender claiming compensation under this Section 3 shall furnish to Borrower and Administrative Agent a statement setting forth (with an explanation in reasonable detail) the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Each Lender shall give Borrower as much advance notice as is reasonably practical of its intention to make a claim for payment under this
Section 3 (with a demand for such additional costs to be sent to Borrower as soon as reasonably practical thereafter), and no Lender shall be entitled to compensation for any such additional amounts relating to a period more than 90 days prior to the giving of such notice by such Lender (except to the extent that such additional costs were retroactively applied against such Lender beyond a period of 90 days). For purposes of this Section 3, a Lender shall be deemed
                                            ---------
to have funded each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the offshore Dollar interbank market, whether or not such Offshore Rate Loan was in fact so funded.

     (b)  Upon any Lender making a claim for compensation under Sections 3.01 or
                                                                -------------
3.04, Borrower may, upon notice to such Lender and Administrative Agent, remove
----
such Lender by (i) non ratably terminating such Lender's Commitment and/or (ii) causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees acceptable to Borrower, Administrative Agent and Issuing Lender. Any removed or replaced Lender shall be entitled to (x) payment in full of all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to

Section 3.05), (y) appropriate assurances and indemnities (which may include
------------
letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit or any Swing Line Loans then outstanding and (z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver a Notice of Assignment and Acceptance covering that Lender's Commitment. Administrative Agent shall distribute an amended Schedule 2.01, which shall thereafter be
                                  -------------
incorporated into this Agreement, to reflect adjustments to Lenders and their
Commitments.   In order to make all Lender's interests in any outstanding
Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under Section
                                                                         -------
3.05.  Borrower may concurrently request
----

Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares without regard to the Minimum Amount otherwise applicable.

     3.07 Survival. All of Borrower's obligations under this Section 3 shall
                                                             ---------
survive termination of the Commitments and payment in full of all Obligations.

                                  SECTION 4.
                 CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

     4.01 Conditions of Initial Extension of Credit. The obligation of each Lender to make the initial Extension of Credit is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters or items specified in subsections (iv) or (v) below with respect to which Borrower has given assurances satisfactory to Administrative Agent that they will be delivered promptly following the Closing Date), Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower Party, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance satisfactory to Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

          (ii) A Revolving Note and a Term Note executed by Borrower in favor of each Lender requesting Notes, in a principal amount equal to that Lender's Revolving Commitment and Term Commitment, respectively;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

          (iv) the articles or certificate of incorporation or organization of Borrower and CPK Management Company as in effect on the Closing Date, certified by the Secretary of State of California as of a recent date and the bylaws of Borrower and CPK Management Company, Inc as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Borrower and CPK Management Company, Inc, respectively, as of the Closing Date; and

          (v) a good standing certificate for Borrower and CPK Management Company, Inc from the Secretary of State of California as of a recent date.

          (vi) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.01(c) and
                                                     ----------------
     4.01(d) have been satisfied, and (B) that there has been no event or
     -------
     circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect;

          (vii) an opinion of counsel to Borrower in form and substance satisfactory to Administrative Agent and Lenders;

          (viii) the Master Subsidiary Guaranty executed by each Domestic Subsidiary;

          (ix) the Collateral Documents, executed by Borrower and each applicable Domestic Subsidiary, in appropriate form for filing or recording where necessary, together with:

               (A) the Pledge Agreement, and all Pledged Collateral, together with, as applicable, undated stock transfer powers executed in blank for each certificate representing Pledged Collateral so delivered;

               (B) the Security Agreement, and all Collateral and transfer instruments required to be delivered thereunder;

               (C) such financing statements on Form UCC-1 executed by Borrower and each Subsidiary as Administrative Agent may request;

               (D) such Security Agreement Supplements as Administrative Agent may request; and

               (E) evidence that all other actions necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect and protect the Lien created by the Collateral Documents, and to enhance Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

          (x) written evidence that the Existing Credit Agreement has been or concurrently is being terminated and all Liens securing such facility have been or concurrently are being released;

          (xi)   evidence of insurance coverage required under Section 6.06; and

          (xii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or the Requisite Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct in all material respects on and as of the Closing Date.

     (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

     (e) Other than litigation described on Schedule 5.05 hereto, the absence of
                                            -------------
any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports (i) to materially and adversely affect Borrower or its Subsidiaries, or (ii) to affect any transaction contemplated hereby or the ability of Borrower and its Subsidiaries under the Loan Documents to perform their respective obligations thereunder.

     (f) Receipt and review, with results satisfactory to Administrative Agent and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of Borrower and its Subsidiaries.

     (g) Receipt and review, with results satisfactory to Administrative Agent and Lenders, of information confirming that (i) Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing Borrower and its subsidiaries as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of Borrower and its Subsidiaries to successfully address the Year 2000 problem, and (b) Borrower's and its Subsidiaries' material computer applications and those of its key vendors and customers will, on a timely basis, adequately address the Year 2000 problem in all material respects.

     (h) The absence of any material disruption of or a material adverse change in conditions in the financial, banking or capital markets which Administrative Agent and Arranger in their sole discretion, deem material in connection with the syndication of the Loan Documentation.

     (i) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

     4.02 Conditions to all Extensions of Credit. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in Section 2, the
                                                 ---------       ---------
obligation of each Lender to honor any Request for Extension of Credit is subject to the following conditions precedent:

     (a) the representations and warranties of Borrower contained in Section 5,
                                                                     ---------
or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such

Extension of Credit, except to the extent that such representations and warranties specifically refer to an earlier date.

     (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

     (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

     (d) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

     Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)
                                                             ----------------
and (b) have been satisfied and on and as of the date of such Extension of
    ---
Credit.


                                  SECTION 5.
                        REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Administrative Agent and Lenders that:

     5.01 Existence and Qualification; Power; Compliance with Laws. Each Borrower Party is a corporation or partnership duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

     5.02 Power; Authorization; Enforceable Obligations. Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents except for filings or recordings required to be obtained to perfect the Liens created by the Collateral Documents. The Loan Documents have been duly executed and delivered by each Borrower Party, and constitute a legal, valid and binding obligation of each Borrower Party, enforceable against each Borrower Party in accordance with their respective terms, except as enforceability may be limited by applicable

Debtor Relief Laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.03 No Legal Bar. The execution, delivery, and performance by each Borrower Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent, except where such violation, conflict, breach or failure to obtain consent would not have a Material Adverse Effect, under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, except where such default would not have a Material Adverse Effect, or (c) result in, or require, the creation or imposition of any Lien on any material portion of the properties of such Borrower Party or any of its Subsidiaries except for the Liens in favor of Administrative Agent required pursuant to the terms hereof and of the Collateral Documents.

     5.04  Financial Statements; No Material Adverse Effect.

     (a)   The Audited Financial Statements and the Interim Financial Statements
(i) were prepared in accordance with GAAP (excluding, in the case of the Interim Financial Statements, footnotes) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, in the case of the Interim Financial Statements, year-end audit adjustments); and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

     (b) Since the date of the Audited Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

     5.05  Litigation. Except as described on Schedule 5.05 hereto, no
                                              -------------
litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the best knowledge of Borrower, threatened by or against any Borrower Party or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, could have a Material Adverse Effect.

     5.06 No Default. Neither any Borrower Party nor any of its Subsidiaries are in default under or with respect to any Contractual Obligation which could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

     5.07 Ownership of Property; Liens. Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and each Borrower Party and their respective Subsidiaries have good and marketable title to all their other material property, and none of such property is subject to any Lien, except as
                                                                     ------
permitted in Section 7.02.
             ------------

     5.08 Taxes. Each Borrower Party and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower Party or its respective Subsidiaries, except (a) such taxes, if any, as are
                                      ------
being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; provided, however, that in each case no material item or portion of
       --------  -------
property of any Borrower Party or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

     5.09 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) No Borrower Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

     (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.10 No ERISA Plans. No Borrower Party or any ERISA Affiliate of any Borrower Party sponsors or maintains or contributes (or has an obligation to contribute) to any employee pension benefit plan or employee benefit plan (both as defined in ERISA) insured by the Pension Benefit Guaranty Corporation or subject to Title IV of ERISA, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     5.11 Intangible Assets. Each Borrower Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, servicemarks, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

Schedule 5.11 sets forth all servicemarks, trademarks, and trade names currently
-------------
used by Borrower or any of its Subsidiaries.

     5.12 Compliance With Laws. Each Borrower Party and its Subsidiaries are in compliance with all Laws that are applicable to it except for such noncompliance which would not have a Material Adverse Effect.

     5.13 Environmental Compliance. To the best knowledge of Borrower, there are no violations of Environmental Laws or claims alleging potential liability or responsibility for violation of any Environmental Law which, individually or in the aggregate, would have a Material Adverse Effect.

     5.14 Insurance. The properties of each Borrower Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

     5.15  Subsidiaries. Schedule 5.15 correctly sets forth for each direct or
                         -------------
indirect Subsidiary of Borrower, as of the Closing Date, its name, jurisdiction of formation, type of legal entity and the amount, type and ownership of all issued and outstanding equity interests and specifies which Subsidiaries are, as of the Closing Date, Domestic Subsidiaries and Foreign Subsidiaries. Except as described in Schedule 5.15, Borrower does not, as of the Closing Date, own
             -------------
directly or indirectly any capital stock, partnership or other equity interest or debt security which is convertible, or exchangeable, for capital stock or partnership or other equity interests in any Person which, if fully or partially exercised by any party, would be a Subsidiary. Unless otherwise indicated on in
Schedule 5.15, all outstanding equity interests in each Subsidiary as of the
-------------
Closing Date are owned of record and beneficially by Person specified thereon, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens except for Ordinary Course Liens.

     5.16 Year 2000. Borrower has conducted a comprehensive review and assessment of Borrower's systems and equipment applications and made inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999). Based on that review and inquiry, the Borrower does not believe the year 2000 problem, including costs of remediation, will have a Material Adverse Effect. Borrower has developed adequate contingency plans to ensure uninterrupted and unimpaired business operation in the event of a failure of its own or a third party's systems or equipment due to the year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

     5.17 Collateral. Upon the execution and delivery of the Security Agreement, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Ordinary Course Liens and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to Lender with the appropriate Governmental Authority have been taken and completed. Upon the execution and delivery of any Supplemental Security Agreements, such agreement will create a valid first priority collateral assignment of the Collateral described therein securing the Obligations and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the United States Patent and Trademark Office, will have been taken and completed. Upon the execution and delivery of the Pledge Agreement, the Pledge Agreement will create a valid first priority security interest in the Collateral described therein and upon delivery of the Pledged Collateral to Administrative Agent, all action necessary to perfect the security interest so created has been taken and completed. The Pledge Agreement creates a valid first priority security interest in 100% of all equity in all Domestic Subsidiaries and not less than 65% of all equity in all Foreign Subsidiaries. All representations and warranties of the Debtors in the Collateral Documents are true and correct.

     5.18 Projections and Operating Budgets As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Initial Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Initial Projections are reasonably based on such assumptions. As of each date when delivered, to the best knowledge of Borrower, the assumptions used in the operating budgets delivered pursuant to Section 6.02(d) are reasonable and consistent with each other and with all relevant facts known to Borrower, and such operating budget is reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Initial Projections or any such operating budget delivered from time to time hereunder in fact will be achieved.

     5.19 Disclosure. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document or furnished to Administrative Agent or any Lender from time to time in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading on and as of the date so made or furnished.

                                  SECTION 6.
                             AFFIRMATIVE COVENANTS

     So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each of its Subsidiaries, to:

     6.01 Financial Statements. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young or another of the "big five" nationally recognized independent certified public accountants, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions (including possible errors generated by financial reporting and related systems due to the Year 2000 Problem) not reasonably acceptable to the Requisite Lenders; and

     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     6.02 Certificates, Notices and Other Information. Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public
      ---------------
accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default hereunder or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed
      ----------------     ---
by a Responsible Officer of Borrower;

     (c) concurrently with the delivery of each Compliance Certificate delivered in connection with the financial statement referred to in Sections
                                                                    --------
6.01(a) and (b), a schedule showing, by location, (i) all lease commitments for
-------     ---
new, but unopened restaurants, (ii) the date the leasehold for each such restaurant is anticipated to be available for occupancy by Borrower to commence construction of tenant improvements , and (iii) Borrower's estimate of all construction costs for tenant improvements and all furniture, fixtures and equipment costs for each such restaurant less tenant improvement allowances, if
                                         ----
any;

     (d) concurrently with the delivery of each Compliance Certificate delivered in connection with the financial statement referred to in Section 6.01(b), a
                                                          ---------------
certification signed by the chief financial officer of Borrower certifying that the aggregate of all capital expenditures made in such fiscal year through the date of such certificate, together with all capital expenditures which Borrower and its Subsidiaries are committed or planning to make during the remainder of such fiscal year, have not resulted, and will not result. in a violation under
Section 7.11 of the Agreement as of the end of such calendar year;
------------

     (e) concurrently with the delivery of the financial statements referred to in Sections 6.01(b), (i) a report signed by a Responsible Officer of Borrower in
   ----------------
a format satisfactory to Requisite Lenders detailing the revenue and the portion of Consolidated EBITDA attributable to each store and (ii) a quarterly store comparison report in the form previously delivered to Administrative Agent;

     (f) as soon as practicable, and in any event within 90 days after the end of each fiscal year of Borrower, an operating budget by fiscal quarter for the next fiscal year, including projected consolidated balance sheets, statements of operations and statements of cash flow, all in reasonable detail and in a format acceptable to Requisite Lenders, signed by a Responsible Officer of Borrower;

     (g) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

     (h) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication, if any, sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements, if any, which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

     (i) promptly after the occurrence thereof, notice of any Default or Event of Default;

     (j) notice of any material change in accounting policies or financial reporting practices by Borrower or any of its Subsidiaries;

     (k) promptly after the commencement thereof, notice of any litigation, investigation, proceeding or judgment affecting any Borrower Party where the amount involved exceeds $2,000,000, or in which injunctive relief or similar relief is sought, which relief, if granted, would have a Material Adverse Effect;

     (l) promptly of any discovery or determination that any computer application (including those of its suppliers and vendors) that is material to any Borrower Parties' or any of their Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect; and

     (m) promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent or any Lender.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

     6.03 Payment of Taxes. Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

     6.04 Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.

     6.05  Maintenance of Properties. Except as permitted by Section 7.04,
                                                             ------------
maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.

     6.06 Maintenance of Insurance. Maintain liability and casualty insurance with responsible insurance companies satisfactory to Lenders in such amounts and against such risks not less than those specified in a certificate furnished to Administrative Agent on or prior to the Closing Date and maintain all risk property damage insurance policies with responsible insurance companies satisfactory to Lenders covering the tangible property comprising the Collateral. Each insurance policy must be for the full replacement cost of the Collateral and include a replacement cost endorsement. All liability insurance shall name Administrative Agent and Lenders as additional insureds and all casualty insurance must include a lender's loss payable endorsement consistent with Section 2.05(c) in favor of Administrative Agent on behalf of Lenders, in
     ---------------
each case in a form acceptable to Administrative Agent. Upon the request of any Lender, Borrower shall deliver to such Lender a copy of each insurance policy, or, if permitted by such Lender, a certificate of insurance listing all insurance in force.

     6.07  Compliance With Laws.

     (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

     (b) Conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

     6.08 Inspection Rights. Not more than once each fiscal quarter (or, during the existence of a Default or Event of Default, as often as requested) and upon reasonable notice and during regular business hours, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the Borrower Parties' records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information made available to their senior management.

     6.09 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries.

     6.10 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for
                                                                     ------
any such Contractual Obligations (a) where nonperformance would not cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) where the failure to comply therewith does not have a Material Adverse Effect.

     6.11 Use of Proceeds. Use the proceeds of Extensions of Credit to finance tenant improvements, to finance the acquisition of furniture, fixtures and equipment, to refinance existing bank debt, to make Investments and for working capital, in each case not otherwise in contravention of this Agreement.

     6.12 Additional Guarantors, Debtors and Collateral. Upon any Person becoming a direct or indirect Subsidiary of Borrower (excluding existing inactive Subsidiaries), Borrower shall, within 60 days of such Person becoming a Subsidiary, do the following, each in form and substance satisfactory to Administrative Agent:

     (a) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to become a Guarantor under the Master Subsidiary Guaranty by executing and delivering a Joinder Agreement with respect thereto;

     (b) pledge or cause to be pledged, all equity interests in any Domestic Subsidiary and not less than 65% of the equity interests in any Foreign Subsidiary by executing and delivering, or causing the execution and delivery of, as applicable, a pledge agreement supplement or Joinder Agreement, and the applicable items required by Section 4.01(a)(ix);
                             -------------------

     (c) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to become a Debtor under the Security Agreement by causing the execution and delivery of, as applicable, a Joinder Agreement with respect thereto and the applicable items required by Section 4.01(a)(ix);
                             -------------------

     (d) with respect to any Subsidiary executing and delivering any Loan Document, cause to be delivered, to the extent not previously delivered to Administrative Agent, documents of the type specified in Section 4.01(a)(iii)
                                                         --------------------
and, with respect to a Subsidiary representing more than 10% of Shareholder's Equity, in Section 4.01(a)(iv); and
           -------------------

     (e) deliver an officer's certificate signed by a Responsible Officer of Borrower certifying to the effect that, among other things, (i) with respect to any additional Collateral, Administrative Agent's security interest therein is duly perfected, (ii) any Subsidiary's obligations under the Loan Documents to which it is a party are legal, valid, binding and enforceable against such Subsidiary, (iii) the execution, delivery and performance of the Loan Documents by each Subsidiary will not violate any law, decree or judgment to which such Subsidiary is a party or by which its assets are bound and (iv) except as may otherwise be required to perfect any security interest, no government approvals, consents, registrations or filings, are required by any Subsidiary; and

     (f) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or the Requisite Lenders reasonably may require.

     Notwithstanding Section 4.01(a)(ix) and this Section 6.12, California Pizza
                     -------------------          ------------
Kitchen of Annapolis, Inc., CPK I, Limited Partnership, an Illinois limited partnership and CPK Water Tower Limited Partnership, an Illinois limited partnership, shall not be required to execute or deliver any Loan Documents or otherwise comply with this Section 6.12; provided, however, that within 30 days
                           ------------  --------  -------
after the Closing Date, Borrower shall cause California Pizza Kitchen of Annapolis, Inc. to provide a good standing certificate from the Secretary of State of Maryland, and to comply with subsections (a), (c), (d) and (e) above.

     6.13 Further Assurances. Promptly upon request by Administrative Agent, Borrower shall, and shall cause each other Borrower Party to, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that Administrative Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of the Loan Documents,
(b) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents,
(c) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Administrative Agent the rights granted or now or hereafter intended to be granted to Administrative Agent under any Loan Document or under any other document executed in connection therewith.

                                  SECTION 7.
                              NEGATIVE COVENANTS

     So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

     7.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
              ------

     (a)  Indebtedness outstanding on the date hereof and listed on Schedule
7.01 and any refinancings, refundings, renewals or extensions thereof, provided
----                                                                   --------
that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder; and

     (b)  Ordinary Course Indebtedness;

     (c) secured purchase money Indebtedness, including Capitalized Lease Obligations, relating to the acquisition of personal property, provided that
                                                               --------
such Indebtedness (i) does not exceed, together with Indebtedness permitted by subsection (d) below, $3,000,000 in the aggregate at any time, (ii) does not exceed the cost to Borrower or its Subsidiary of the personal property acquired with the proceeds of such Indebtedness and (iii) is incurred within 12 months following the date of the acquisition of such personal property; and

     (d) unsecured Indebtedness not exceeding, together with Indebtedness permitted by subsection (c) above, $3,000,000 in the aggregate at any time.

     7.02 Liens and Negative Pledges. Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:
                             ------

     (a)  Liens and Negative Pledges existing on the date hereof and listed on
Schedule 7.01 and any renewals or extensions thereof, provided that the property
-------------                                         --------
covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.01(a);
                                             ---------------

     (b)  Ordinary Course Liens; and

     (c) Liens on assets securing Indebtedness permitted under Section 7.01(c), including any interest or title of a lessor under any Capitalized Lease, provided that any such Lien does not encumber any property other than assets constructed or acquired with the proceeds of such Indebtedness.

     7.03 Fundamental Changes. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except, that so long
                                                            ------
as no Default or Event of Default exists or would result therefrom:

     (a) any Subsidiary of Borrower may merge (i) with Borrower provided that Borrower shall be the continuing or surviving corporation, (ii) with any one or more Subsidiaries of Borrower, and (iii) with any joint ventures, partnerships and other Persons, so long as such joint ventures, partnerships and other Persons will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary of Borrower; provided that when any
                                                       --------
wholly-owned Subsidiary of Borrower is merging into another Subsidiary of Borrower, the wholly-owned Subsidiary of Borrower shall be the continuing or surviving Person;

     (b) any Subsidiary of Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or any of its Subsidiaries; provided that when any wholly-owned Subsidiary of Borrower is
              --------
selling all or substantially all of its assets to another Subsidiary of Borrower, the Subsidiary acquiring such assets shall be a wholly-owned Subsidiary of Borrower; and

     (c)  to the extent permitted by Section 7.05(d), Borrower may liquidate one
                                    ---------------
limited partnership of which it is the general partner, as disclosed to Lenders prior to the Closing Date;

provided, however, that Borrower shall provide advance written notice to
--------  -------
Administrative Agent of any transaction pursuant to this Section that affects any Lien under the Collateral Documents.

     7.04 Dispositions.  Make any Dispositions, except:
                                                ------

     (a)  Ordinary Course Dispositions;

     (b)  Dispositions permitted by Section 7.03; and
                                    ------------

     (c) Other Dispositions so long as no Default or Event of Default exists or would result therefrom and Borrower complies with Section 2.05(b) to the extent
                                                  ---------------
applicable;

provided, however, that Borrower shall provide advance written notice to
--------  -------
Administrative Agent of any transaction pursuant to this Section that affects any Lien under the Collateral Documents.

     7.05 Investments.  Make any Investments, except:
                                              ------

     (a)  Investments existing on the date hereof;

     (b)  Ordinary Course Investments;

     (c)  Investments permitted by Section 7.03(a) and (b); and
                                   ---------------     ---

     (d) additional Investments after the Closing Date which, together with the costs incurred in liquidating the limited partnership permitted by
Section 7.03(c), do not exceed $2,000,000 in the aggregate.
---------------

     7.06 Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:
                                                                    ------

     (a) leases in existence on the date hereof and any renewal, extension or refinancing thereof; and

     (b)  leases (other than Capitalized Lease Obligations permitted by Section
                                                                        -------
7.01(c)) entered into or assumed by Borrower or any of its Subsidiaries after
-------
the date hereof in the ordinary course of business;

     7.07 Restricted Payments.  Make any Restricted Payments, except purchases
                                                              ------
by Borrower of capital stock owned by employees upon their termination.

     7.08 ERISA. Together with any ERISA Affiliate of any Borrower Party, sponsor or maintain or contribute (or have or incur any obligation to contribute) to any employee pension benefit plan or employee benefit plan (both as defined in ERISA) insured by the Pension Benefit Guaranty Corporation or subject to Title IV of ERISA, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) have made contributions at any time during the immediately preceding five plan years.

     7.09 Change in Nature of Business. Make any fundamental change in the nature of the business of any Borrower Party as conducted and as proposed to be conducted as of the date hereof.

     7.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower which is not a Guarantor other than arm's-length transactions which are otherwise permitted hereunder.

     7.11 Capital Expenditures. Make, or become legally obligated to make, in any calendar year, capital expenditures in excess of the amount set forth below opposite such year

                                            Maximum
             Calendar                       Capital
               Year                       Expenditures
           ---------------------------------------------
             1999                          $19,000,000
             2000                          $19,500,000
             2001                          $20,500,000
             Thereafter                    No limit

     For purpose of this covenant, capital expenditures shall exclude all "Investments" otherwise permitted hereunder and Borrower's purchase of any assets of CAH Restaurants of California, LLC.

     7.12 Financial Covenants.

     (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (a) $22,668,000, (b) an amount equal to 75% of the Net Income earned in each fiscal quarter ending after January 3, 1999 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to (i) until all Term Loans are repaid or prepaid in full, 100% of the aggregate increases in Shareholders' Equity of Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock of Borrower (including upon any conversion of
                                                ---------
debt securities of Borrower into such capital stock, but excluding up to an
                                                         ---------
aggregate of $500,000 received by Borrower upon the exercise of stock options by employees, directors and consultants) and (ii) thereafter, 50% of such increases.

     (b) Cash Flow Coverage Ratio. Commencing with Borrower's fiscal quarter ending March 31, 2002, permit the Cash Flow Coverage Ratio as of the end of any fiscal quarter of Borrower to be less than 1.00 to 1.

     (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Borrower to be less than the ratio set forth below opposite such fiscal quarter:

                                                Minimum Fixed
           Fiscal Quarters Ending               Charge Ratio
       ----------------------------------------------------------
       Fourth fiscal quarter of 1999 through      1.35 to 1
            third fiscal quarter of 2000

       Fourth fiscal quarter of 2000 through      1.45 to 1
            third fiscal quarter of 2001

       Fourth fiscal quarter of 2001 and          1.60 to 1
                    thereafter

     (d) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of Borrower to be greater than the ratio set forth below opposite such fiscal quarter:
                                                   Maximum
           Fiscal Quarters Ending               Leverage Ratio
       ----------------------------------------------------------
       Fourth fiscal quarter of 1999 through      2.50 to 1
            third fiscal quarter of 2000

       Fourth fiscal quarter of 2000 through      2.25 to 1
            third fiscal quarter of 2001

       Fourth fiscal quarter of 2001 through      2.00 to 1
            third fiscal quarter of 2002

       Fourth fiscal quarter of 2002 and          1.75 to 1
                    thereafter

     7.13 Change in Auditors. Change the certified public accountants auditing the books of Borrower except to another of the "big five" nationally recognized independent certified public accountants.

                                  SECTION 8.
                        EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

     (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

     (b) Borrower fails to pay any interest on any Outstanding Obligation, or any commitment fees due hereunder within three days after the date when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date due; or

     (c) Any default occurs in the observance or performance of any agreement contained in Sections 6.01, 6.02, 6.08 or 7; provided, however, that with
             -------------  ----  ----    -  --------  -------
respect to a default under Section 7.02 which is capable of being cured, such
                           ------------
default remains uncured after 60 days; or

     (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

     (f) (i) (x) any Borrower Party defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder), (y) any Borrower Party defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or (z) any other event shall occur, in each case, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of $2,000,000 to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded, or any Borrower Party is unable or admits in writing its inability to pay its debts as they mature; or
(ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event occurs under any Swap Contract (as defined therein) as to which Borrower or any Subsidiary is an Affected

Party (as so defined), which, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $2,000,000; or

     (g) Any Principal Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Borrower Party denies that it has any or further liability or obligation under any Principal Loan Document, or purports to revoke, terminate or rescind any Principal Loan Document; or

     (h) (i) any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable (except to the extent caused by a Lender or Administrative Agent) against any Borrower Party, or any Borrower Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in a material portion of the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest in a material portion of such Collateral; or

     (i) Any final judgments or arbitration awards are entered against Borrower or any of its Subsidiaries, or Borrower or any of its Subsidiaries enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of $2,000,000 or more in excess of any insurance coverage, provided that the insurer has issued a letter of responsibility for payment up to the amount of insurance coverage; or

     (j) A final judgment against any Borrower Party is entered for the payment of money in excess of $1,000,000, or any non-monetary final judgment is entered against any Borrower Party which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment or, if earlier, five days prior to the date of any proposed sale, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

     (k) Any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (l)  Any event occurs which has a Material Adverse Effect.

     8.02 Remedies Upon Event of Default. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

     (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(k):
        ----- ----                                  ---------------

          (i) the Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

          (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

     (b) Upon the occurrence of any Event of Default described in Section
                                                                  -------
8.01(k):
-------

          (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

          (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

          (iii) an amount equal to the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

     (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to demands and notices expressly provided for in any Loan Document), may proceed to (but only with the consent of the Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

     (d) The order and manner in which Administrative Agent's rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole and absolute discretion.

Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity except upon payment in full in of all Obligations.

                                  SECTION 9.
                             ADMINISTRATIVE AGENT

     9.01  Appointment and Authorization of Administrative Agent.

     (a)   Each Lender hereby irrevocably (subject to Section 9.09) appoints,
                                                      ------------
designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Requisite Lenders to act for such Issuing Lender with respect thereto; provided, however, that Issuing Lender shall have all of the benefits and
--------  -------
immunities (i) provided to Administrative Agent in this Section 9 with respect
                                                        ---------
to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 included Issuing Lender with respect to such acts or omissions,
     ---------
and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

     9.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 Liability of Administrative Agent. None of Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, any Collateral, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

     9.04  Reliance by Administrative Agent.

     (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected as to Lenders in acting, or in refraining from acting, under any Loan Document in accordance with a request or consent of the Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. Where this Agreement expressly permits or prohibits an action unless the Requisite Lenders otherwise determine, and in all other instances, Administrative

Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to
   ------------
have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     9.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Requisite Lenders in accordance with Section 8; provided,
                                                            ---------  --------
however, that unless and until Administrative Agent has received any such
-------
direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

     9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that none of Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any of Administrative Agent-Related Persons.

     9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided,
                                                                --------
however, that no Lender shall be liable for the payment to any Administrative
-------
Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however,
                                                           --------  -------
that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

     9.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

     9.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.03 and
                                             ---------     --------------
10.13 shall inure to its benefit as to any actions taken or omitted to be taken
-----
by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" and "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

9.10 Proportionate Interest in any Collateral. Administrative Agent, on behalf of all Lenders, shall hold in accordance with the Loan Documents all items of any Collateral or interests therein received or held by Administrative Agent. Subject to Administrative Agent's and Lenders' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by Administrative Agent or a Lender), each Lender shall have an interest in Lenders' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders.

9.11 Documentation Agent. The Lender identified on the facing page or signature pages of this Agreement as "Documentation Agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Documentation Agent shall not have nor be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  SECTION 10.
                                 MISCELLANEOUS

10.01 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by the Requisite Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent shall be effective:

     (a) To reduce the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee ) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

     (b) To postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any commitment fee, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of an Event of Default or covenant shall not constitute an extension or increase in the Commitment of any Lender) or modify the Pro Rata Share of any Lender;

     (c)   Release any Guarantor;

     (d) to release any material portion of the Collateral (except as otherwise expressly provided in any Loan Document);

     (e)   To amend the provisions of the definition of "Requisite Lenders",
                                                         -----------------
Sections 4, 9, this Section 10.01 or Section 10.06; or
----------  -       -------------    -------------

     (f) To amend any provision of this Agreement that expressly requires the consent or approval of all Lenders;

provided, however, that (i) no amendment, waiver or consent shall, unless in
--------  -------
writing and signed by the Issuing Lender in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Lender under any Loan Document relating to Letters of Credit, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under any Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of Swing Line Lender under any Loan Document, and (iv) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

     10.02 Transmission and Effectiveness of Communications and Signatures.

     (a) Modes of Delivery. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be
                                                   --------------
transmitted by Requisite Notice
to the number and address set forth on Schedule 10.02, may be delivered by the
                                       --------------
following modes of delivery, and shall be effective as follows:

          Mode of Delivery          Effective on earlier of actual receipt and:
         -----------------------------------------------------------------------
         Courier                    Scheduled delivery date

         Facsimile                  When transmission in legible form complete

         Mail                       Fourth Business Day after deposit in U.S.
                                    mail first class postage pre-paid

         Personal delivery          When received

         Telephone                  When conversation completed


provided, however, that communications delivered to Administrative Agent
--------  -------
pursuant to Section 2 shall not be effective until actually received by
            ---------
Administrative Agent; provided, further, that any notice received on other than
                      --------  -------
a Business Day shall not be effective until the next succeeding Business Day.

     (b) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act in good faith on any communications purportedly given by or on behalf of any Borrower Party even if such communications (i) were not made in a manner specified herein, (ii) were incomplete, or (iii) were not preceded or followed by any other notice specified herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

     (c) Effectiveness of Facsimile Documents and Signatures. Documents and signatures on communications may be transmitted by facsimile unless Administrative Agent in its sole and absolute discretion otherwise notifies the sending party. The effectiveness of any such signatures accepted by Administrative Agent shall, subject to applicable Law, have the same force and effect as manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof; provided,
                                                                   --------
however, that the failure to deliver or request any such manually-signed
-------
hardcopy confirmation shall not affect the effectiveness of any facsimile signatures.

     10.03 Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. Following the occurrence and during the continuance of any Default or Event of Default, the foregoing costs and expenses shall include all search, filing, recording and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include out of pocket costs of Administrative Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrower under this Section shall bear interest from the 30th day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

     10.04  Binding Effect; Assignment.

     (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Notes or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Lender, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Lender the rights of a Lender hereunder absent foreclosure of such pledge.

     (b) From time to time following the Closing Date, each Lender may, at its sole cost and expense, assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of its Commitments and/or Extensions of Credit; provided that (i) such assignment, if not to a Lender or an Affiliate of the
--------
assigning Lender, must be consented to by Borrower at all times other than during the existence of a Default or Event of Default and Administrative Agent and Issuing Lender (which approvals shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Notice of Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitments of the assigning Lender, the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor, (iv) each assignment shall be of a constant, and not a varying, portion of such Lender's Revolving Commitment and Term Commitment, and (v) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by Administrative Agent of such Notice of Assignment and Acceptance and consent thereto by Administrative Agent, Issuing Lender and Borrower and payment of the requisite fee described below, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Notes) to such assignee Lender, one or more Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender. Administrative Agent's consent to and acceptance of any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

     (c) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee (including Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised Schedule 10.02 giving effect thereto.
        --------------

     (d) Each Lender may, at its sole cost and expense, from time to time grant participations to one or more other Person (including another Lender) all or any portion of its Pro Rata Share of its Commitments and/or Extensions of Credit; provided, however, that (i) such Lender's obligations under this
        --------  -------
Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of
                              ---------
such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 10.05 and 10.06, (iv) Borrower, Administrative Agent and the other
------------------------
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitments or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Lender
                                  --------  -------
may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant,
(B) reduces the rate of interest, any fee or any other monetary amount owing to such participant, (C) reduces the amount of any installment of principal owing to such participant or (D) releases any material portion of the Collateral.

     10.05 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of Lenders or any Affiliates thereof (each, a "Proceeding Party") provided by law, upon the occurrence and
                  ----------------
during the continuance of any Event of Default under Section 8.01(k) or
                                                     ---------------
following acceleration of the Obligations, each Proceeding Party is authorized from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.06 Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a
                           --------
disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

     10.07  No Waiver; Cumulative Remedies.

     (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

     (c)    The terms and conditions of Section 9 are inserted for the sole
                                        ---------
benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Loan.

     10.08 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender
                        ------------
shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of
--------
Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.11 Nature of Lenders' Obligations. The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Lenders of their obligations to make initial Loans. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

     10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

     10.13 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims,
                   -----------
demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower Party, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Borrower Party, Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and
(d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee's own negligence (all the foregoing, collectively, the "Indemnified Liabilities") net, in each
                                       -----------------------
case, of insurance proceeds received by such Indemnitee; provided that no
                                                         --------
Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss or claim asserted against it by another Indemnitee.

     10.14  Nonliability of Lenders.

     Borrower acknowledges and agrees that:

     (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

     (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

     (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither Administrative Agent nor Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or their Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or their Affiliates, or to owe any fiduciary duty to Borrower or their Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrower or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or their Affiliates of any matter in connection with their property or the operations of Borrower or their Affiliates; Borrower and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

     (d) Administrative Agent and Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim to the extent not caused by the gross negligence or willful misconduct of the Person seeking indemnification.

     10.15 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Loans, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature
   --------------     -----
hereunder or by reason hereof.

     10.16 Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.17 Confidentiality. Administrative Agent and each Lender shall use any confidential non-public information concerning the Borrower Parties and their Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of the Borrower Parties and their Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose
                               ------------------------
of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each

Lender may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, advisors, or representatives (collectively, the "Representatives") whom it determines need to
                                    ---------------
know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential
             --------
Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; and
(e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower Parties, provided that such information is not
                                      --------
known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower Party, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or
(z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not
                       --------
known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

     10.18 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     10.19 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     10.20  Time of the Essence. Time is of the essence of the Loan Documents.

     10.21 Foreign Lenders and Participants. Each Lender, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or after accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, and
(b) take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

     10.22  Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR

OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF CALIFORNIA.

     10.23 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.24 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                   CALIFORNIA PIZZA KITCHEN, INC.


                                   By  /s/ H. G. Carrington, Jr.
                                       -----------------------------------------
                                               H. G. Carrington, Jr.
                                        Executive Vice President and Chief
                                             Financial Officer and Secretary


                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent

                                   By: /s/ Patrick W. Zetzman
                                       -----------------------------------------
                                                  Patrick W. Zetzman
                                                    Vice President


                                   BANK OF AMERICA, N.A., as Issuing Lender, a Lender and Swing Line Lender

                                   By: /s/ David J. Stassel
                                       -----------------------------------------
                                                  David J. Stassel
                                                    Vice President


                                   BANKERS TRUST COMPANY, as Documentation
                                   Agent and a Lender

                                   By: /s/ David Bell
                                       -----------------------------------------

                                   Name:    David Bell
                                         ---------------------------------------

                                   Title:      Principal
                                          --------------------------------------